UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        Date of Report: December 12, 2002




                ENVIRONMENTAL OIL PROCESSING AND TECHNOLOGY CORP.
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)


         UTAH                       000-30738                    82-0520055
        ------                      ---------               -------------------
   (State or other             (Commission File No.)          (IRS Employer
     jurisdiction                                            Identification No.)
  of incorporation)

                     2801 Brandt Avenue, Nampa, Idaho 83687
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (208) 463-0063

Item 3.  Bankruptcy or Receivership

                  On December 6, 2002, Environmental Oil Processing Technology Corporation filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, District of Idaho (Case No. 02-04054). On December 9, 2002, the corporation filed similarly on behalf of its wholly owned operating subsidiary, Environmental Oil Processing Technology, Inc. In the petition the corporation listed its address as 2801 Brandt Avenue, Nampa, ID 83687 and named William Lyman Belnap, of the firm of Belnap & Curtis, PLLC, 1401 Shoreline Drive, Suite 2, P.O. Box 7685, Boise, ID 83707 (phone 208-345-3333; fax 208-345-4461) as its attorney in the proceeding.

                  The petition indicated total assets of $12,266,286 and total indebtedness of $13,822,120 and listed the following business entities as subsidiaries or DBAs used within the last six years: TMI Holding Corporation; Environmental Oil Services, Inc.; Environmental Oil Processing Technology, Inc; EOPT Refining of Nevada, Inc.; EOPT Power Group of Nevada, Inc.; EOPT Oil Recovery, Inc.; and EOPT ProTech, Inc. EVOP, which had 73,220,116 shares of common stock outstanding at the time of the filing, intends to file a Plan or Reorganization with the Court as soon as practicable.

                  A copy of a news release dated December 12, 2002, pertaining to the foregoing is attached as Exhibit 99.

Item 7.  Financial Statements and Exhibits


  Exhibit No.                            Exhibit                   Incorporated by Reference/
                                                                         Filed Herewith
----------------    --------------------------------------    -------------------------------
            99      News release dated December 12, 2002      Filed herewith.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                            Environmental Oil Processing Technology Corporation


 December 13, 2002          By: /s/ N. Tod Tripple
 -----------------          ---------------------------------
 Date                               N. Tod Tripple, President



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